 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2007

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Thursday, November 29, 2007, the Compensation Committee of the Board of Directors recommended modifications to the compensation of Douglas W. Sabra, currently the vice president and chief financial officer of the Company, under his employment agreement, such modifications to become effective on January 1, 2008, when he assumes the office of chief executive officer of the Company.  Mr. Sabra’s salary for calendar 2008 will increase to $250,000 per annum from $225,000, and Mr. Sabra will be entitled to bonus compensation equal to three percent (3%) of the amount, if any, of the Company’s operating income (exclusive of “other income (expense)”) recorded for the fiscal year ending September 30, 2008, payable at the time the Company files its financial statements in respect of such fiscal year with the Commission.  In previous years, bonus compensation had been based on achievement, or not, of fixed target levels of pre-tax income.  Other terms and conditions of Mr. Sabra’s employment agreement, which is scheduled to expire December 31, 2008, unless renewed by the parties at least 90 days prior thereto, remain the same.  Mr. Sabra and the Company are expected to enter into an amendment of his agreement to reflect the foregoing modifications later this month.

In addition, the Compensation Committee, as administrator of the Forward Industries, Inc. 2007 Equity Incentive Plan (“Plan”), made a grant to Mr. Sabra, to become effective January 1, 2008, and subject to Mr. Sabra’s assuming the office of chief executive officer of the Company at that time, of 20,000 shares of restricted stock, one third of which grant is scheduled to vest on January 2, 2009, one third to vest on January 2, 2010, and one third to vest on January 2, 2011.

     On Thursday, November 29, 2007, the Compensation Committee of the Board of Directors determined that James O. McKenna, who has been designated by the Board of Directors to succeed Mr. Sabra as chief financial officer of the Company, will be entitled to salary for calendar 2008 of $175,000 per annum.  Mr. McKenna will be eligible to earn bonus in the discretion of the Compensation Committee, based on the achievement of non-financial and financial goals.

In addition, the Compensation Committee, as Plan administrator, made a grant to Mr. McKenna, to become effective January 1, 2008, and subject to his assuming the office of chief financial officer of the Company at that time, of 3,000 shares of restricted stock, one third of which grant is scheduled to vest on January 2, 2009, one third to vest on January 2, 2010, and one third to vest on January 2, 2011.

The Company had previously disclosed, in its current report on Form 8-K, filed with the Commission on August 16, 2007, the Board of Directors’ designations of Mr. Sabra and Mr. McKenna to serve as chief executive officer and chief financial officer, respectively, effective January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball

_______________________________________

Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: December 4, 2007